Exhibit 10

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of February 26, 2008, by and among EASTERN INSURANCE HOLDINGS, INC., a Pennsylvania corporation (“Buyer”), Northaven Partners, L.P (“Northaven”); Northaven Partners II, L.P (“Northaven II”). ; Northaven Partners III, L.P. (“Northaven III”); and Northaven Offshore, Ltd. (“Offshore”) (collectively, the “Sellers”).

WITNESSETH:

WHEREAS, on this date the Sellers collectively own approximately 1,015,215 shares of common stock of the Buyer;

WHEREAS, Sellers desire to sell and transfer to Buyer, and Buyer desires to purchase from Sellers, 500,000 shares of Buyer’s common stock (the “Shares”) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the representations, warranties, promises, covenants, and agreements hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

1. SALE AND TRANSFER OF SHARES; CLOSING

1.1 Shares

Subject to the terms and conditions of this Agreement, at the Closing, each Seller will sell and transfer to Buyer, and Buyer will purchase from each Seller the Shares as follows:

•	Northaven. – 258,157;

•	Northaven II – 39,961;

•	Northaven III – 188,036; and

•	Offshore – 13,846.

1.2 Purchase Price

(a) The purchase price (the “Purchase Price”) for the Shares will be $8,250,000, such Purchase Price to be allocated proportionally among the Sellers based upon their Share ownership.

1.3 Closing

The purchase and sale of the Shares (the “Closing”) provided for in this Agreement will take place by use of the mail, express delivery service and wire transfer and shall occur within three business days after the date of this Agreement.

1.4 Closing Obligations

At the Closing:

(a) Sellers will deliver (or cause to be delivered) to Buyer certificates representing the Shares, duly endorsed by Sellers, as applicable (or accompanied by duly executed stock powers) or alternatively shall direct the transfer agent for Buyer to transfer the Shares on its book and records to Buyer;

(b) Buyer will deliver (or cause to be delivered) to Sellers the Purchase Price in immediately available funds by wire transfer to accounts specified by the Sellers;

2. REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers jointly and severally represent and warrant to Buyer as follows:

2.1 Organization and Good Standing

(a) Each Seller is a duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement.

2.2 Authority, No Conflict

(a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as such enforceability may be limited by laws regarding bankruptcy, insolvency and other creditors’ rights, and by principles of equity. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.

(b) Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of (A) any provision of the organizational documents of any Seller, or (B) any resolutions adopted by the governing body or general partner of any Seller; or

(ii) result in the imposition or creation of any encumbrance upon or with respect to any of the Shares.

2.3 Title; Capitalization. Each Seller is the record and beneficial owner and holder of the Shares it proposes to sell hereunder, free and clear of all liens and encumbrances.

3. DIRECTION TO AMERICAN STOCK TRANSFER COMPANY

3.1 Transfer of Shares. Delivery to American Stock Transfer & Trust Company, as transfer agent for the Buyer, of an executed copy of this Agreement, together with an opinion of counsel to the Buyer pursuant to Rules 144 and 145 promulgated under the Securities Act of 1933, as amended, shall constitute the express direction of the parties to American Stock Transfer & Trust Company to make the transfers of the Shares on its books and records from each Seller to Buyer in the amount set forth opposite its name in Section 1.1

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

EASTERN INSURANCE HOLDINGS, INC.

By	/s/ Kevin M. Shook
Name:	Kevin M. Shook
Title:	Chief Financial Officer

NORTHAVEN PARTNERS, L.P.

By	/s/ Paul Burke
Name:	Paul Burke
Title:	Member of the LP

NORTHAVEN PARTNERS II, L.P.

By	/s/ Paul Burke
Name:	Paul Burke
Title:	Member of the LP

NORTHAVEN PARTNERS III, L.P.

By	/s/ Paul Burke
Name:	Paul Burke
Title:	Member of the LP

NORTHAVEN OFFSHORE, LTD.

By	/s/ Paul Burke
Name:	Paul Burke
Title:	Director